UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 26, 2014

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Fiscal Year 2015 Senior Management Performance-Based Cash Bonus Program

In September 2014, the Compensation Committee of the Board of Directors approved a cash bonus program for fiscal 2015 (the "2015 Bonus Program") for certain Named Executive Officers.  Under the 2015 Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Annualized Current Salary	Target Bonus in Dollars
Paul Will, CEO and President	65%	$325,000

William E. Meek, Executive Vice President, CFO, and Treasurer	50%	$117,500

Jonathan Russell, President of Asset Light Business Units	35%	$117,250

As part of the 2015 Bonus Program, the Compensation Committee established the following allocation for attainment of the fiscal 2015 cash bonus:

Bonus Criteria	Percentage of Bonus

Earnings Per Share Target	100%

For the earnings per share target, the recipients may earn between 0% and 200% of the portion of such target, depending on the level of performance.  Earnings per share is equal to diluted earnings per share as reflected in our audited financial statements, excluding any gain or loss attributable to extraordinary non-cash items.  The bonus amounts are linear in between the identified earnings per share targets and adjusted for the pro forma impact of any acquisitions or dispositions.
Diluted EPS Calculation
Fiscal 2015 EPS	Percentage of Target Bonus
<$1.10	0%
$1.10	50%
$1.20	100%
$1.30	150%
$1.40	200%

The Compensation Committee viewed the 2015 performance target as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2015 performance targets do not reflect any view of management or the Compensation Committee concerning earnings expectations for the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 2, 2014	By:	/s/ William E. Meek
William E. Meek
Executive Vice President, Chief Financial Officer, and Treasurer